                                                                  Exhibit 23(c)




              Consent of Independent Certified Public Accountants


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Huntington Bancshares Incorporated of our report dated February 4, 1994, which appears in such Prospectus, relating to the financial statements of Security National Corporation as of and for the years ended December 31, 1993 and 1992. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
January 23, 1995
Orlando, Florida